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                                                                   EXHIBIT 10.17

                 AETHER TECHNOLOGIES - RIVERBED TECHNOLOGIES
                         STRATEGIC LICENSE AGREEMENT

This Strategic License Agreement (the "Agreement"), effective as of the 15th day of June, 1999, is by and between Riverbed Technologies Inc., a Delaware Corporation, having its principal offices at 2070 Chain Bridge Rd., Suite 475, Vienna, VA 22182 (hereinafter, "Riverbed"), and Aether Technologies International, LLC, a Maryland Limited Liability Company having offices at 11460 Cronridge Drive, Owings Mills, MD 21117 ("Aether").

                                    RECITALS

WHEREAS, Aether has developed a product known as Aether Intelligent Messaging ("AIM") which is optimized for delivering transport information over cellular wireless communication systems;

WHEREAS, Riverbed has developed an data synchronization product known as the ScoutSync;

WHEREAS, Riverbed desires to integrate Aether's AIM for Mobitex Software with their ScoutSync technology to provide extended wireless capability and better serve their customers;

THEREFORE, for good and valuable consideration given pursuant to the terms, conditions and covenants contained herein, Riverbed and Aether hereby agree as follows:

Section 1:      PURPOSE

1.1 Under this Agreement, Aether will license to Riverbed the Aether Intelligent Messaging (AIM) optimized wireless transport system for the Bell South Mobitex wireless network and Palm Platform and Windows CE-type mobile devices for incorporation into a subsequent release of Riverbed's ScoutSync synchronization product. AIM for ScoutSync will include a standalone proxy server that converts AIM-formatted messages from the Bell South Data Network and tunnels them to a ScoutSync server.

1.2 Riverbed will provide Aether the ScoutSync technology at a discount consistent with that granted other Riverbed Preferred OEM agreements. Business and pricing terms of this shall be finalized with 45 days of this agreement.

1.3 Following delivery of AIM for ScoutSync, Aether shall provide its expertise for any subsequent integration or customization of AIM on a Time and Materials (T&M) basis. Aether and Riverbed shall mutually define the responsibility of each party during the integration and roll-out of the Scout product.

1.4 Aether Technologies will provide Network Operation Center host-support for the ScoutSync product in Aether's Network Operations Center. Riverbed shall supply ScoutSync for inclusion in the Aether Network Center. Business and pricing terms of this shall be finalized within 45 days of this agreement.

1.5 Riverbed and Aether will work jointly to position and promote the AIM-enabled ScoutSync product. Marketing activities will begin within 60 days of delivery of the AIM technology.

Section 2:      MAINTENANCE AND SUPPORT

2.1 Following the Warranty Period specified in Section 6.1, Aether will provide Network Operation Center host-support (maintenance) for the ScoutSync product in Aether's Network Operations Center.

2.2 At all times during the Warranty Period and for as long as Riverbed is receiving maintenance from Aether, Aether will provide to Riverbed any error corrections, modifications, enhancements, improvements, new versions or other updates (collectively, "Updates") to the AIM Software, at no additional charge, no later than such Updates are made generally available to Aether's other AIM licensees.

2.3 Annual maintenance and runtime fees for the AIM technology will be 15% of the license fee specified in Section 9. Maintenance fees shall be payable monthly, in advance of the month in which the maintenance services will be provided.
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2.4  With respect to Riverbed's customers, Riverbed will provide level 1 support for the product and Aether will provide level 2 and 3 support for the AIM product.

2.5 In addition, as requested by Riverbed, Aether will provide technical assistance to Riverbed on issues concerning the integration of the AIM optimized transport with the Scout products. This service will be provided on a Time and Material (T&M) basis at $150 per hour. Any custom software developed pursuant to this Section 2.5 will be owned solely by Riverbed.

Section 3:      LICENSE GRANTED

3.1 Aether hereby grants, and Riverbed hereby accepts, a nontransferable, and non-exclusive license to use the AIM Software and all related documentation during the term of this Agreement under the price and terms specified in this Agreement. Any rights not expressly granted herein shall be reserved for Aether. Suitable computer programs will be provided for Riverbed's use in machine-readable object code form. The AIM Software shall be used only in conjunction with Riverbed's ScoutSync Software product, and shall be limited to use in support of the ScoutSync Software. Riverbed may distribute the AIM Software to its distributors and licensees solely as integrated into the ScoutSync Software and as necessary for them to distribute and use the ScoutSync Software, respectively. Riverbed shall not permit any other third parties to use the AIM Software or allow access to the AIM Software from sites outside of Riverbed's business premises except as specifically authorized in writing by Aether.

3.2 Aether agrees not to deliver an implementation of the AIM technology to Puma, Avantgo, or ASL for a period of four (4) months after execution of this agreement. If Aether breaches the preceding, in addition to all other remedies available to Riverbed, Riverbed may terminate this Agreement, return the AIM Software and receive a full refund of all amounts paid under this Agreement.

3.3 Source code or other information pertaining to the logic design of the AIM Software is specifically excluded from the license granted hereunder.

3.4 Riverbed will supply to Aether Technologies a Scout server for Aether Technologies Network Operation Center for use by Aether solely in support of the AIM Software licensed to Riverbed.

3.5 Riverbed will provide to Aether four (4) handheld computing devices for pre-delivery testing of the AIM product. These devices shall be returned upon delivery of AIM.

Section 4:      SOFTWARE OWNERSHIP

4.1  Aether has, and shall retain, all rights and title to the AIM technology.

4.2 Riverbed has, and shall retain, all rights and title to the ScoutSync technology.

4.3 Riverbed shall own all rights and title to any technology developed under the terms this Agreement as specified in Section 2.5.

Section 5:      ACCEPTANCE

5.1 Riverbed shall have thirty (30) days after delivery of the AIM Software in which to accept the AIM Software. If Riverbed does not accept the AIM Software, Riverbed may return the AIM Software, terminate this Agreement without penalty, and shall be required to pay no fees or royalties to Aether.

Section 6:      WARRANTIES

6.1 Aether warrants that, during the 60 days after acceptance of the AIM Software (the "Warranty Period") the AIM Software will perform in accordance with the specifications set forth in Exhibit A and its associated documentation. Aether further warrants that the AIM Software will accurately process date/time data (including but not limited to calculating, comparing and sequencing) from, into, during and between the twentieth and twenty-first centuries, and the years 1999 and 2000, and leap year calculations, provided that all information technology products used in combination with the AIM Software properly exchange date/time data with it.
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6.2  Aether warrants that the AIM Software does not infringe any copyright, patent, trade secret or other intellectual property right. In the event a third party brings a claim alleging a breach of the foregoing warranty, Aether will defend, indemnify and hold harmless Riverbed, its officers, directors, employees, agents, distributors and licensees from such claim. If the AIM Software becomes, or is likely to become, subject to an injunction preventing its use as contemplated by this Agreement, Aether will either (1) procure for Riverbed the right to continue using the AIM Software, or (2) replace or modify the AIM Software so that it becomes non-infringing.

Section 7: LIMITATIONS OF LIABILITY

7.1 EXCEPT AS STATED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT AND/OR, CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FROM EITHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM PURSUANT TO THE TERMS OF THIS AGREEMENT OR ANY OF THE ATTACHMENTS OR EXHIBITS HERETO, OR RESULTING FROM THE FURNISHING, PERFORMANCE OR USE OR LOSS OF ANY LICENSED PRODUCTS OR OTHER MATERIALS DELIVERED TO RIVERBED THEREUNDER, INCLUDING WITHOUT LIMITATION ANY INTERRUPTION OF BUSINESS, WHETHER RESULTING FROM BREACH OF CONTRACT OR BREACH OF WARRANTY, EVEN IF THE PARTIES HERETO HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 8: NON-DISCLOSURE

8.1 Trade secrets and proprietary information of either party (hereinafter collectively referred to as "Information") shall mean information of or in the possession of a party (the "Disclosing Party") that is disclosed to the other party (the "Receiving Party") by the Disclosing Party in connection with this Agreement which is identified to the Receiving Party as being proprietary to the Disclosing Party. Examples of Information may include, but are not limited to, customer lists, pricing policies, market analyses, business plans or programs, software, specifications, manuals, print-outs, notes and annotations, performance data, drawings, photographs, and engineering, manufacturing or technical information related to either party's products and services, as well as duplicates or copies thereof. Information shall not mean any information previously known to the Receiving Party without obligation of confidence, or which becomes publicly disclosed, which is rightfully received by Receiving Party from a third party without obligation of confidence, or which is independently developed by the Receiving Party without reference to the Information of the Disclosing Party.

8.2 Information furnished to Receiving Party shall remain Disclosing Party's proprietary property, shall be duplicated only as authorized in writing by Disclosing Party, and shall be returned to Disclosing Party upon request or when no longer required for the performance of this Agreement. Receiving Party shall not disclose Information to any third party, and shall take all reasonable precautions to prevent the disclosure of Information to third parties, including any foreign national, firm, or country, and foreign nationals employed by or associated with Receiving Party's company except as specifically authorized by the Disclosing Party.

8.3 Data and information provided by Disclosing Party shall be considered proprietary only when marked as proprietary.

8.4 Riverbed recognizes that the AIM Software and all related information, including but not limited to any and all Updates and information related to installation of the AIM Software at the offices of Riverbed, are proprietary, and that all rights thereto, including copyright, are owned by Aether Technologies. Riverbed further acknowledges being advised that the AIM Software, including updates, improvements, modifications, enhancements, and information related to installation, constitutes a TRADE SECRET of Aether, is protected by civil and criminal law, and by the law of copyright, is valuable and confidential to Aether, and that its use and disclosure must be carefully and continuously controlled. Riverbed agrees that the specific prices and terms of this Agreement shall not be disclosed by Riverbed without Aether's prior written consent.


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8.5  Aether recognizes that the ScoutSync Software and all related information, including but not limited to any and all Updates and information related to installation of the ScoutSync Software at the offices of Aether, are proprietary, and that all rights thereto, including copyright, are owned by Riverbed. Aether further acknowledges being advised that the ScoutSync Software, including updates, improvements, modifications, enhancements, and information related to installation, constitutes a TRADE SECRET of Riverbed, is protected by civil and criminal law, and by the law of copyright, is valuable and confidential to Riverbed, and that its use and disclosure must be carefully and continuously controlled.

8.6 The Disclosing Party shall at all times retain title to all of its proprietary Software and all related information, including all Updates, furnished to the Receiving Party hereunder.

8.7 The Receiving Party shall keep each and every item of the Disclosing Party's proprietary Software and all related information, including any and all Updates, free and clear of any and all claims, liens, and encumbrances attributable to the use or possession of such Software by the Receiving Party. Any act of the Receiving Party, whether voluntary or involuntary, purporting to create a claim or encumbrance on any such item shall be void.

8.8 The Receiving Party agrees to notify the Disclosing Party forthwith if it obtains information as to any unauthorized possession, use or disclosure of any item of the Disclosing Party's proprietary Software by any person or entity, and further agrees to cooperate with the Disclosing Party, at the Disclosing Party's expense, in protecting the Disclosing Party's proprietary rights.

8.9 In addition to other remedies available to the Disclosing Party, the Receiving Party agrees that the Disclosing Party shall be entitled to seek injunctive relief in the event the Receiving Party breaches this Section 8.

Section 9:  FEES AND PAYMENTS.

9.1 Riverbed shall pay to Aether a Software License Fee of $200,000 for use of the AIM Software for use by up to 10,000 Scout users of the AIM Software. For each additional 10,000 users of the AIM Software, an additional License fee shall be the lesser of Aether's Premier OEM price or terms of this agreement. Riverbed will pay Aether $100,000 upon delivery of the AIM Software pursuant to
Section 5, and $25,000 at the beginning of each subsequent quarter. Unless otherwise provided herein, all other fees and obligations due to Aether shall be due and payable in full within thirty (30) days of the receipt of an invoice therefore by Riverbed.

Section 10: TERMINATION

10.1 This Agreement shall take effect upon execution of both parties, continue for one year, and shall automatically renew thereafter for an additional one year term, subject to payment of the annual license fee specified in section 9 Maintenance and Support, unless terminated by either party on one hundred and eighty (180) days' prior written notice. Without limiting any of the foregoing, in the event of termination of this Agreement as provided above, Riverbed shall continue to be obligated for all payments due for Services performed relating to this Agreement.

10.2 This Agreement may be terminated by either party in the event the other party materially breaches a provision of this Agreement and the breaching party fails to cure such breach within thirty (30) days of the receipt of notice of such breach from the non-breaching party.

10.3 Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement, for any reason, shall not effect the right of Riverbed's licensees to continue to use the AIM Software as incorporated in Riverbed's ScoutSync Software.

Section 11: SOURCE CODE ESCROW

11.1 At Riverbed's expense, Aether agrees to deposit an accurate, current and complete copy of the source code form of the AIM Software, as well as all other materials necessary to maintain the source code, with a nationally recognized escrow agent to be agreed by the parties within fifteen (15) days of the
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delivery of the AIM Software. The escrowed source code must be kept current as
Updates are made to the AIM Software as licensed to Riverbed. Aether shall be responsible for maintaining the escrow account with the escrow agent for the duration of the license granted under this Agreement.

11.2 In the event that Aether (i) materially breaches its obligations under this Agreement leading to a for cause termination by Riverbed pursuant to
Section 10.2, (ii) materially breaches its technical support obligations under this Agreement, (iii) ceases active conduct of its business or (iii) is declared bankrupt or insolvent by a court of competent jurisdiction, has a receiver appointed, is placed in involuntary bankruptcy or makes any general assignment of assets for the benefit of creditors, Riverbed shall be entitled to access the source code form of the AIM Software maintained in escrow pursuant to Section 11.1, and Aether agrees to take all necessary actions to facilitate such access.

Section 12:   MISCELLANEOUS


12.1 If any provision of this Agreement is declared or found to be invalid, illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid, legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is valid, legal and enforceable and achieves the same objective. Each party agrees that it will perform its obligations hereunder in accordance with all applicable laws, rules and regulations now or hereafter in effect.

12.2  Headings are for reference purposes only.

12.3 Any notices required or permitted to be sent hereunder shall be served personally or by registered or certified mail, return receipt requested, reputable overnight delivery services such as Federal Express, Airborne Express or DHL, or by facsimile with confirmation of receipt, to the addresses listed above, and shall be deemed effective upon receipt.

12.4 This Agreement shall be interpreted and construed in accordance with the Copyright laws of the United States and the internal law of State of Maryland, without regard to the conflicts of law principles thereof. Each party hereby consents to service of process by any means authorized by Maryland law (other than by publication).

12.5 This Agreement may not be modified or altered except by a written instrument executed by both parties. The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any rights. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior proposals, understandings and all other agreements, oral and written between the parties relating to such subject matter.

12.6 Except for an assignment by Riverbed to a successor, which may be made without Aether's consent,neither this Agreement nor any payments hereunder are assignable or transferable without the other Party's written approval, which approval will not be unreasonably withheld. Any purported assignment in violation of the preceding sentence will be void and of no effect. This Agreement will be binding on the parties' respective successors and permitted assigns.
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IN WITNESS WHEREOF, the parties, by their duly authorized representatives, hereto have executed this Agreement as of the day and year noted below.




RIVERBED TECHNOLOGIES INC.                        AETHER TECHNOLOGIES

Signature: /s/ WAYNE JACKSON                      Signature: /s/ DAVID OROS
          -----------------------                           --------------------
           Wayne Jackson                                     David Oros
           President and CEO                                 President and CEO
           Riverbed Technology                               Aether Technologies

Date:  7-19-1999                                  Date:   7/19/99
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